                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF

                               HEALTHSOURCE, INC.
                                       AT

                              $21.75 NET PER SHARE
                                       BY

                             CHC ACQUISITION CORP.
                     AN INDIRECT WHOLLY OWNED SUBSIDIARY OF
                               CIGNA CORPORATION

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    THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK
     CITY TIME, ON WEDNESDAY, APRIL 2, 1997, UNLESS THE OFFER IS EXTENDED.
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To Our Clients:

     Enclosed for your consideration are the Offer to Purchase dated March 6, 1997 (the "Offer to Purchase") and the related Letter of Transmittal (which, as amended or supplemented from time to time, together constitute the "Offer") and other materials relating to the Offer by CHC Acquisition Corp. (the "Purchaser"), a New Hampshire corporation and an indirect wholly owned subsidiary of CIGNA Corporation, a Delaware corporation ("Parent"), to purchase all of the outstanding shares of common stock, par value $.10 per share (the "Shares"), of Healthsource, Inc., a New Hampshire corporation (the "Company"), at $21.75 per Share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer. Also enclosed is the letter to stockholders of the Company from the Chairman of the Board and the President and Chief Executive Officer of the Company accompanied by the Company's Solicitation/Recommendation Statement on Schedule 14D-9. This material is being sent to you as the beneficial owner of Shares held by us for your account but not registered in your name. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal accompanying this letter is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

     We request instructions as to whether you wish to have us tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

     Your attention is directed to the following:

          1. The tender price is $21.75 per Share, net to the seller in cash, without interest, upon the terms and subject to the conditions of the Offer.

          2. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on Wednesday, April 2, 1997, unless the Offer is extended.

          3. The Offer is being made pursuant to an Agreement and Plan of Merger, dated as of February 27, 1997 (the "Merger Agreement"), by and among the Company, Parent and the Purchaser. The Merger Agreement provides that, among other things, following the consummation of the Offer and the satisfaction or waiver of the other conditions set forth in the Merger Agreement, the Purchaser will be merged with and into the Company (the "Merger"). At the effective time of the Merger, each outstanding Share (other than Shares held in the treasury of the Company, owned by Parent, the Purchaser or any other wholly owned subsidiary of Parent or held by stockholders who perfect their
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     dissenter's rights under New Hampshire law) will be converted into the right to receive the per Share price paid in the Offer, without interest.

          4. In connection with the execution of the Merger Agreement, Parent and the Purchaser entered into a Tender Agreement and Irrevocable Proxy, dated as of February 27, 1997 (the "Tender Agreement"), with Norman C. Payson, M.D., the Company's Chief Executive Officer and President and the owner of an aggregate of 4,332,760 Shares, or approximately 6.1% of the Company's outstanding Shares on a fully diluted basis. Pursuant to the Tender Agreement, Dr. Payson has agreed to validly tender pursuant to the Offer, and not withdraw, all such Shares.

          5. Pursuant to the Merger Agreement, the rights issued pursuant to the Rights Agreement between the Company and The Bank of New York, dated as of July 29, 1996, will be redeemed by the Company prior to the consummation of the Offer.

          6. The Board of Directors of the Company has unanimously approved the Merger Agreement, the Offer and the Merger, has determined that the Offer and the Merger are fair to and in the best interests of the stockholders of the Company and unanimously recommends that stockholders accept the Offer and tender their Shares pursuant to the Offer.

          7. The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn prior to the expiration of the Offer, that number of Shares which, together with any Shares beneficially owned by Parent or the Purchaser, represent at least a majority of the Shares outstanding on a fully diluted basis. Subject to the terms of the Merger Agreement, the Offer is also subject to other terms and conditions, including receipt of certain regulatory approvals, set forth in the Offer to Purchase. Pursuant to the Merger Agreement, the Purchaser has agreed to extend the Offer from time to time until September 27, 1997 (as such date may be extended pursuant to the terms of the Merger Agreement), if at the initial Expiration Date (as defined in the Offer to Purchase), or any extension thereof, all conditions to the Offer have not been satisfied or waived. Any or all conditions to the Offer may be waived by the Purchaser.

          8. Any stock transfer taxes applicable to the sale of Shares to the Purchaser pursuant to the Offer will be paid by the Purchaser, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

     In order to tender Shares pursuant to the Offer, a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or an Agent's Message (in the case of any book-entry transfer), and any other documents required by the Letter of Transmittal, should be sent to the Depositary, and either certificates representing the tendered Shares should be delivered or such Shares must be delivered to the Depositary pursuant to the procedures for book-entry transfers, all in accordance with the instructions set forth in the Letter of Transmittal and the Offer to Purchase.

     The Offer is being made to all holders of Shares. The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Purchaser by Goldman, Sachs & Co. or one or more registered brokers or dealers licensed under the laws of such jurisdictions.

     If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing and returning to us the instruction form set forth below. Please forward your instructions to us in ample time to permit us to submit a tender on your behalf prior to the expiration of the Offer. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the instruction form set forth below.

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                          INSTRUCTIONS WITH RESPECT TO
                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF

                               HEALTHSOURCE, INC.
                                       BY

                             CHC ACQUISITION CORP.
                     AN INDIRECT WHOLLY OWNED SUBSIDIARY OF
                               CIGNA CORPORATION

     The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated March 6, 1997 and the related Letter of Transmittal, in connection with the offer by CHC Acquisition Corp., a New Hampshire corporation and an indirect wholly owned subsidiary of CIGNA Corporation, a Delaware corporation, to purchase for cash all outstanding shares of common stock, par value $.10 per share (the "Shares"), of Healthsource, Inc., a New Hampshire corporation.

     This will instruct you to tender the number of Shares indicated below (or if no number is indicated below, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer and the related Letter of Transmittal.

Dated:                     , 1997

                        NUMBER OF SHARES TO BE TENDERED:

                       ......................... SHARES*


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                                  Signature(s)

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                              Please Print Name(s)

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                            Please Print Address(es)

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                       Area Code and Telephone Number(s)

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                Tax Identification or Social Security Number(s)

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* I (We) understand that if I (we) sign this instruction form without indicating a lesser number of Shares in the space above, all Shares held by you for my
  (our) account will be tendered.